Exhibit 10.12

TRANSITION AGREEMENT

This Transition Agreement (the “Agreement”) is made by and between Spring Bank Pharmaceuticals, Inc. (the “Company”) and Douglas Jensen (“Mr. Jensen”) (collectively, the “Parties”) as of the 27th day of May 2015.

WHEREAS, the Company and Mr. Jensen are parties to the Executive Employment Agreement dated as of March 1, 2013 (the “Employment Agreement”) under which Mr. Jensen currently serves as President and Chief Executive Officer of the Company;

WHEREAS, the Company intends to hire a new President and Chief Executive Officer in connection with its plan to become a public reporting company and desires that Mr. Jensen continue his service as the Company’s President and Chief Executive Officer during the Transition Period (as defined below);

WHEREAS, the Parties are in dispute over Mr. Jensen’s rights under the Employment Agreement and wish to resolve matters amicably without the need for litigation; and

WHEREAS, the Parties agree that the Employment Agreement is null and void and wish to establish the terms of Mr. Jensen’s employment during the Transition Period and the terms of Mr. Jensen’s separation from the Company upon the completion of the Transition Period;

NOW, THEREFORE, in consideration of the promises and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Transition Period.

(a) Transition Period – During the period commencing on the date hereof and ending on the date three (3) months following the date hereof (unless mutually agreed in writing to an additional three (3) months following such period or sooner terminated in accordance with the terms of this Agreement) (the “Transition Period”), Mr. Jensen shall continue to serve as President and Chief Executive Officer of the Company, subject to the supervision of, and with such authority as is delegated to Mr. Jensen by, the Board of Directors of the Company (the “Board”). Mr. Jensen agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Transition Period and to perform his duties professionally, timely and cooperatively. During the Transition Period, Mr. Jensen will continue to receive his current base salary and participate in the Company’s benefit plans (pursuant to the terms and conditions of such plans) consistent with the first two paragraphs of Section 3.1 of the Employment Agreement and Sections 3.3, 3.4 and 3.5 of the Employment Agreement.

(b) Termination of Employment – During the Transition Period, the Company retains the right to terminate Mr. Jensen’s employment for Cause (as defined as Mr. Jensen committing an act of fraud or embezzlement against the Company, or an act of deliberate misconduct that results or resulted in a material injury to the Company, or his conviction or entry of a pleading of guilty or nolo contedere to any crime involving moral turpitude or any felony) immediately upon written notice to Mr. Jensen detailing the reason for such termination, or to terminate Mr. Jensen’s employment without Cause upon 15 days’ prior written notice, and Mr. Jensen retains the right to terminate his employment for any reason upon 15 days’ prior written notice to the Company. For purposes of this Agreement, the last day of Mr. Jensen’s employment is referred to as the “Separation Date”, and the Transition Period shall end on the Separation Date. In the event the Company terminates Mr. Jensen’s employment for Cause, or if Mr. Jensen terminates his employment for any reason, he will not be eligible to receive the Severance Benefits (as defined in Section 2 below), nor will he receive any further salary payments, benefits, or other compensation from the Company following the Separation Date, other than payment for any accrued but unused vacation time and/or reimbursement of business expenses in accordance with Company policy. In the event the Company terminates Mr. Jensen’s employment without Cause during the Transition Period or Mr. Jensen’s employment expires upon the completion of the Transition Period, Mr. Jensen will remain eligible to receive the Severance Benefits in accordance with the terms set forth below.

(b) Resignation from Employment and Director and Officer Positions – As of the Separation Date, Mr. Jensen shall resign from his employment with the Company and from his positions as a member of the Company’s Board of Directors and as an officer of the Company. Mr. Jensen agrees to execute and deliver any documents reasonably necessary to effectuate such resignations, provided that nothing in any such document is inconsistent with any terms set forth in this Agreement. Mr. Jensen hereby irrevocably appoints the Company to be his attorney-in-fact to execute any documents and do anything in his name to effect such resignations in the event that Mr. Jensen fails to promptly submit on the Separation Date his resignation as an officer or director or execute any documents requested by the Company to effectuate Mr. Jensen’s resignation from any and all officer and director positions. A written notification signed by a director or duly authorized officer of the Company that any instrument, document or act falls within the authority conferred by this subsection will be conclusive evidence that it does so. The Company will prepare any documents, pay any filing fees, and bear any other expenses related to the above.

(c) Post-Employment Assistance – For a period of three (3) months following the Separation Date, Mr. Jensen agrees to make himself available by telephone (for calls of reasonable length) or e-mail from time to time, upon reasonable notice, to provide such assistance and information as the Company may reasonably request in connection with its efforts to make a smooth transition to new leadership, including, without limitation, information concerning Mr. Jensen’s former duties and responsibilities and/or his knowledge of the Company’s business and operations. Mr. Jensen acknowledges and agrees that his eligibility to receive the Severance Benefits described below is, in part, consideration for this post-employment assistance, and that he will not be entitled to receive any compensation or benefits for such assistance other than what he is entitled to receive pursuant to the terms of this Agreement. The Company agrees that such requests will not unreasonably interfere with Mr. Jensen’s personal or professional obligations, and that it shall reimburse Mr. Jensen for any reasonable and documented out of pocket costs he incurs for complying with this paragraph.

2.	Severance Benefits. In return for Mr. Jensen’s compliance with the terms hereof, and subject to his execution of the Additional Release of Claims attached hereto as Attachment A (the “Additional Release”) in a timely manner as set forth in Section 15 below and his non-revocation thereof, the Company will provide Mr. Jensen with the following severance benefits (the “Severance Benefits”), provided he remains eligible pursuant to Section 1 above:

(a) Severance Pay – The Company will provide Mr. Jensen with severance pay in an amount equal to eighteen (18) months of pay at Mr. Jensen’s base salary rate of twenty-five thousand seven hundred and fifty dollars ($25,750) per month, less all applicable taxes and withholdings. The severance pay will be paid to Mr. Jensen in equal installments in accordance with the Company’s regular payroll practices; provided, however, that the first payment shall not be made until the first regular payroll date following the date the Additional Release becomes effective and enforceable.

(b) Additional Severance Pay – If the Company terminates the employment of Mr. Jensen without Cause on or prior to the end of the agreed upon Transition Period, the Company will also pay to Mr. Jensen, together with the first payment made pursuant to Section 2(a) above, an additional separation payment equal to the amount of base salary he would have received had he remained employed by the Company during the remainder of the agreed upon Transition Period, plus an amount equal to what the Company would have paid on his behalf for group health and dental coverage had he remained employed during the remainder of the agreed upon Transition Period, less all applicable taxes and withholdings.

(c) Group Health Insurance – Should Mr. Jensen be eligible for and timely elect to continue receiving group health and/or dental insurance coverage under the law known as COBRA, the Company shall, until the earlier of (x) the date that is eighteen (18) months following the Separation Date, or (y) the date that Mr. Jensen becomes eligible for group health and/or dental insurance coverage through another employer (the “COBRA Contribution Period”), pay on Mr. Jensen’s behalf the share of the premium for such coverage that it currently pays on behalf of Mr. Jensen and, if and as applicable, his family, plus any administrative fees for such coverage. The remaining balance of any premium costs, and all premium costs after the COBRA Contribution Period, shall be paid by Mr. Jensen on a monthly basis during the elected period of health insurance coverage under COBRA for as long as, and to the extent that, he remains eligible for COBRA continuation. Mr. Jensen agrees that he will notify the Company in writing at least five (5) days prior to the date on which he becomes eligible to receive group health and/or dental insurance coverage through another employer, if that date is prior to the date that is eighteen (18) months following the Separation Date. For the avoidance of doubt, in the event Mr. Jensen becomes eligible for health insurance benefits but not dental insurance benefits from another employer during the COBRA Contribution Period, the Company’s obligations under this paragraph with respect to health insurance shall immediately cease and Mr. Jensen shall not be entitled to any additional monthly premium payments for health insurance coverage. Similarly, in the event Mr. Jensen becomes eligible for dental insurance benefits but not health insurance benefits from another employer during the COBRA Contribution Period, the Company’s obligations under this paragraph with respect to dental insurance shall immediately cease and Mr. Jensen shall not be entitled to any additional monthly premium payments for dental insurance coverage.

(d) Acceleration of Option Vesting – Effective immediately after the Additional Release becomes effective and enforceable, the Company will accelerate the vesting of the stock options that the Company granted to Mr. Jensen on March 25, 2015 under the Company’s 2014 Stock Incentive Plan (the “Plan”), and that Mr. Jensen holds pursuant to a stock option agreement evidencing the grant of such options (the “Option Agreement”), such that Mr. Jensen’s option with respect to the shares under such grant shall become immediately exercisable in full.

(e) Extension of Option Exercise Date – Effective immediately after the Additional Release becomes effective and enforceable, the Company will extend until December 31, 2016 the period during which Mr. Jensen may exercise the stock options, subject to the terms of the Option Agreement and the Plan. Mr. Jensen understands that the stock options subject to this extended exercise period shall cease to be treated for tax purposes as incentive stock options.

(f) Attorney’s Fees – The Company will reimburse Mr. Jensen for reasonable legal fees that he actually expends in connection with the negotiation of this Agreement, in an amount up to a maximum of twelve thousand five hundred dollars ($12,500). Such reimbursement will be made to Mr. Jensen within thirty (30) days following the Company’s receipt of sufficient documentation showing proof of such expense, i.e., copies of all relevant invoices (redacted appropriately to remove any privileged information therein); provided, however, that no reimbursement shall be made prior to the date Mr. Jensen signs this Agreement.

Other than the Severance Benefits, Mr. Jensen will not be eligible for, nor shall he have a right to receive, any payments or benefits from the Company following the Separation Date, other than reimbursement for any business expenses in accordance with Company policy, and payment for any accrued but unused vacation time.

3.

Release by Mr. Jensen. In exchange for the consideration set forth herein, which Mr. Jensen acknowledges he would not otherwise be entitled to receive, Mr. Jensen hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of its and their respective past and present officers, directors, stockholders, investors, partners, members, managers, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that he ever had or now has against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to his employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all claims to any non-vested ownership interest in the Company, contractual or otherwise, except as explicitly set forth in Section 2(d) above; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of his employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that (a) nothing in this Agreement prevents Mr. Jensen from filing a charge with, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or a state fair employment practices agency (except that he acknowledges that he may not recover any monetary benefits in connection with any such claim, charge or proceeding, and explicitly waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such claim, charge or proceeding and agrees that if any such complaint, charge, or proceeding is filed on his behalf, he shall take all reasonable steps necessary to refuse any damages or individualized relief in connection therewith), and (b) nothing herein shall prevent Mr. Jensen from bringing claims to enforce this Agreement. Further, nothing herein shall release Mr. Jensen’s rights as a stockholder of the Company for matters arising after the date of this Agreement, any rights he may have under the Company’s certificate of incorporation, by-laws, insurance and/or any indemnification agreement between him and Company (and/or otherwise under law) for indemnification as an officer of the Company for his service to the Company (recognizing that such indemnification is not guaranteed by this Agreement and shall be governed by the instrument or law, if any, providing for such indemnification), or any rights he may have to vested ownership, pension or 401 (K) benefits or interests.

4.	Release by the Company. In exchange for the consideration set forth herein, the Company hereby fully, forever, irrevocably and unconditionally releases, remises and discharges Mr. Jensen from any and all claims, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature, whether known or unknown, that it ever had or now has against Mr. Jensen, including, but not limited to, any and all claims arising out of or relating to Mr. Jensen’s employment with and/or separation from the Company; provided, however, that notwithstanding the foregoing, nothing in this release (a) releases Mr. Jensen from his continuing obligations as set forth in Section 5 below and in Attachments B and C hereto, (b) shall prevent the Company from bringing claims to enforce this Agreement, or (c) releases Mr. Jensen from any claims for fraud or embezzlement, or from any civil claims based on any acts and/or omissions that satisfy the elements of a criminal offense, or from any claims arising out of any deliberate misconduct by him that results or resulted in material injury to the Company

5.	Continuing Obligations. Mr. Jensen acknowledges and reaffirms his obligation to keep confidential and not to use or disclose, during the Transition Period or thereafter, any and all non-public information concerning the Company that he acquires or acquired during the course of his employment with the Company, including, but not limited to, any non-public information concerning the Company’s business affairs, business prospects, and financial condition. Mr. Jensen further acknowledges his obligations set forth in the Invention and Non-Disclosure Agreement and the Non-Competition and Non-Solicitation Agreement, copies of which are attached hereto as Attachments B and C, respectively, and which Mr. Jensen understands that he must sign together with this Agreement in consideration of his continued employment and the other good and valuable consideration as set forth in this Agreement.

6.	Unemployment. The Company agrees not to contest any application Mr. Jensen may make for unemployment benefits following the Separation Date; provided, however, that the Company will not provide any false information to any government entity or fail to correct false information.

7.

Return of Company Property. Mr. Jensen agrees that he will, on the Separation Date or earlier if requested by the Company, return to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, etc.), Company identification and any other Company-owned property in his possession or control and that he will leave intact all electronic Company documents, including but not limited to those that he developed or helped to develop during his employment. Mr. Jensen further agrees that he will, on the Separation Date or earlier if requested by the Company, cancel all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or wireless data accounts and computer accounts.

8.	Non-Disparagement. Mr. Jensen understands and agrees that, unless required by law or valid subpoena, he shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of the other Released Parties or regarding the Company’s business affairs, business prospects or financial condition; provided, however, that nothing herein shall be construed as preventing Mr. Jensen from making truthful disclosures to any governmental entity or in any litigation or arbitration. The Company will, in turn, instruct those individuals to whom it makes privy the terms of this Agreement to refrain from making any false, disparaging or derogatory statements about Mr. Jensen; provided, however, that nothing herein shall be construed as requiring the Company to instruct any person not to make truthful disclosures to any governmental entity or in any litigation or arbitration. Further, the members of the Company’s Board of Directors shall not make any false, disparaging or derogatory statements about Mr. Jensen; provided, however, that nothing herein shall be construed as preventing any such person from making truthful disclosures to any governmental entity or in any litigation or arbitration.

9.	Amendment. This Agreement shall be binding upon the Parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors (following any merger or acquisition of the Company) and administrators. For the avoidance of doubt, if Mr. Jensen dies before receiving all of the Severance Benefits to which he would otherwise be entitled pursuant to this Agreement, the remainder will, to the extent permitted by law, be paid to his spouse if she is alive at that time, or to his estate, if she is not. For purposes of clarity, if Mr. Jensen dies or becomes qualified for short-term disability benefits before the end of the Transition Period, the date on which such death or qualification occurs shall be the Separation Date, but Mr. Jensen, or his estate, as may be applicable, will still be eligible to receive the Severance Benefits subject to the terms of this Agreement and to the extent permitted by law.

10.	Waiver of Rights. No delay or omission by either Party in exercising any rights under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by either Party on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

11.	Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

12.	Confidentiality. Unless required by law or valid subpoena, the Parties understand and agree that, to the extent permitted by law, the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by them and their agents and representatives and shall not be disclosed except to the extent agreed to in writing by the other party. Notwithstanding the foregoing, however, Mr. Jensen may share this Agreement with his immediate family, his counsel, his financial advisor and accountant and, to the extent either may request, the office of unemployment and tax authorities, and the Company may share this Agreement with those who have a business reason to know.

13.	Cooperation. Mr. Jensen agrees to cooperate fully with the Company, to the extent permitted by law, in the investigation, defense or prosecution of any claims or actions now in existence or that may be brought in the future against the Company by any third party or by or on behalf of the Company against any third party. Mr. Jensen agrees that his full cooperation in connection with such claims or actions will include being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to prepare for discovery, any mediation, arbitration, trial, administrative hearing or other proceeding, and to act as a witness when requested by the Company, Mr. Jensen agrees that, to the extent permitted by law, he will notify the Company promptly in the event that he is served with a subpoena or in the event that he is asked to provide a third party with information concerning any actual or potential complaint or claim against the Company. The Company will reimburse Mr. Jensen for all reasonable and documented out of pocket costs that he incurs to comply with this paragraph.

14.	Nature of Agreement. This Agreement is not and shall not in any way be construed as an admission of liability or wrongdoing on the part of either Party.

15.	Time for Consideration. To be eligible to receive the Severance Benefits, Mr. Jensen must sign and return the Additional Release no earlier than the Separation Date, but no later than twenty-one (21) days thereafter.

16.	Acknowledgments. Mr. Jensen acknowledges that he has been given a reasonable amount of time to consider this Agreement and twenty-one (21) days following the Separation Date to consider the Additional Release, and that the Company is hereby advising him to consult with an attorney of his own choosing prior to signing this Agreement or the Additional Release. Mr. Jensen understands that he may revoke the Additional Release for a period of seven (7) days after he signs it by notifying the Company in writing, and the Additional Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period. Mr. Jensen understands and agrees that by entering into the Additional Release, he will be waiving any and all rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that he will be eligible to receive consideration beyond that to which he was previously entitled.

17.	Voluntary Assent. Mr. Jensen affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. Mr. Jensen acknowledges that he had an opportunity to fully discuss and review the terms of this Agreement with an attorney of his own choosing prior to signing this Agreement. Mr. Jensen further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof and signs his name of his own free act.

18.	Tax Provision. In connection with the Severance Benefits and any other monetary payments to be provided to Mr. Jensen pursuant to this Agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and Mr. Jensen shall be responsible for all applicable taxes with respect to such Severance Benefits and other payments under applicable law. The Parties intend that the payments and benefits provided for under this Agreement shall be either exempt from or compliant with Section 409A of the Internal Revenue Code. Further, the parties intend that, for the purposes of Section 409A, each payment under this Agreement shall be considered a separate payment. Notwithstanding the foregoing, Mr. Jensen acknowledges that he is not relying upon advice or representation of the Company with respect to the tax treatment of any of the Severance Benefits or other payments.

19.	Applicable Law. This Agreement and the Additional Release shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Mr. Jensen hereby irrevocably submits to the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in the Commonwealth of Massachusetts (which courts, for purposes of this Agreement and the Additional Release, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under, or in connection with this Agreement or the Additional Release or the subject matter thereof.

20.	Entire Agreement. This Agreement, upon its effective date, contains and constitutes (together with the Additional Release at such time as it becomes effective and enforceable) the entire understanding and agreement between the Parties hereto with respect to Mr. Jensen’s employment with the Company, severance benefits and the settlement of claims against the Company, and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith. For purposes of clarity, this Agreement supersedes and cancels any prior employment agreements or arrangements Mr. Jensen may have entered into with the Company, including, without limitation, the Employment Agreement (which, for the avoidance of doubt, shall be of no force or effect following the date of this Agreement), provided, however, that nothing in this Section shall modify, cancel or supersede Mr. Jensen’s obligations set forth in Section 5 above or in Attachment B hereto.

21.	Counterparts. This Agreement and the Additional Release will be executed in duplicate such that each Party will retain a fully-executed original and each original may be executed in two (2) signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have set their hands and seals to this Agreement as of the date(s) written below.

Spring Bank Pharmaceuticals, Inc.

/s/ David Arkowitz	Date:
By: David Arkowitz

I hereby agree to the terms and conditions set forth above. I further understand that the Severance Benefits are conditioned upon my timely execution, return and non-revocation of the Additional Release. However, I understand that if I die after I execute this Agreement but before I execute the Additional Release, the Severance Benefits will, to the extent permitted by law, be paid to my spouse if she is alive at that time, or to my estate, if she is not.

Douglas Jensen

/s/ Douglas Jensen	Date:	5/27/15

ATTACHMENT A

ADDITIONAL RELEASE OF CLAIMS

1.

Release by Mr. Jensen. In exchange for the consideration set forth herein and in the Agreement to which this Additional Release of Claims (the “Additional Release”) is attached as Attachment A, which Mr. Jensen acknowledges he would not otherwise be entitled to receive, Mr. Jensen hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of its and their respective past and present officers, directors, stockholders, investors, partners, members, managers, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that he ever had or now has against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to his employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, except as explicitly set forth in Section 2(d) of the Agreement; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of his employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that (a) nothing in this Additional Release prevents Mr. Jensen from filing a charge with, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or a state fair employment practices agency (except that he acknowledges that he may not recover any monetary benefits in connection with any such claim, charge or proceeding, and explicitly waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such claim, charge or proceeding and agrees that if any such complaint, charge, or proceeding is filed on his behalf, he shall take all reasonable steps necessary to refuse any damages or individualized relief in connection therewith), and (b) nothing herein shall prevent Mr. Jensen from bringing claims to enforce the Agreement or this Additional Release. Further, nothing herein shall release Mr. Jensen’s rights as a stockholder of the Company for matters arising after the date of this Additional Release, any rights he may have under the Company’s certificate of incorporation, by-laws, insurance and/or any indemnification agreement between him and Company (and/or otherwise under law) for indemnification as an officer of the Company for his service to the Company (recognizing that such indemnification is not guaranteed by this Additional Release and shall be governed by the instrument or law, if any, providing for such indemnification), or any rights he may have to vested ownership, pension or 401(K) benefits or interests.

2.	Release by the Company. In exchange for the consideration set forth herein, the Company hereby fully, forever, irrevocably and unconditionally releases, remises and discharges Mr. Jensen from any and all claims, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature, whether known or unknown, that it ever had or now has against Mr. Jensen, including, but not limited to, any and all claims arising out of or relating to Mr. Jensen’s employment with and/or separation from the Company; provided, however, that notwithstanding the foregoing, nothing in this release (a) releases Mr. Jensen from his continuing obligations as set forth in Section 5 of the Agreement and in Attachment B thereto, (b) shall prevent the Company from bringing claims to enforce the Agreement or this Additional Release, or (c) releases Mr. Jensen from any claims for fraud or embezzlement, or from any civil claims based on any acts and/or omissions that satisfy the elements of a criminal offense, or from any claims arising out of any deliberate misconduct by him that results or resulted in material injury to the Company.

3.	Final Compensation. Mr. Jensen acknowledges that he has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of his employment and that no other reimbursements are owed to him. Mr. Jensen acknowledges that he has received all compensation due to him from the Company, including, but not limited to, all wages, bonuses and accrued, unused vacation time, and that he is not eligible or entitled to receive any additional payments or consideration from the Company beyond that provided for in Section 2 of the Agreement.

4.	Return of Company Property. Mr. Jensen confirms that he has returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, etc.), Company identification and any other Company-owned property in his possession or control and that he has left intact all electronic Company documents, including but not limited to those that he developed or helped to develop during his employment. Mr. Jensen further confirms that he has cancelled all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or wireless data accounts and computer accounts.

5.	Acknowledgments. Mr. Jensen acknowledges that he has been given twenty-one (21) days following the Separation Date (together with the seven (7) day revocation period described in the next sentence, the “Review Period”) to consider this Additional Release, and that the Company has advised him in writing to consult with an attorney of his own choosing prior to signing this Additional Release. Mr. Jensen understands that he may revoke this Additional Release for a period of seven (7) days after he signs it by notifying the Company in writing, and the Additional Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period. Mr. Jensen understands and agrees that by entering into this Additional Release, he is waiving any and all rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled. In the event the Review Period begins in one taxable year for Mr. Jensen and ends in the following taxable year, any payments contingent upon Mr. Jensen entering into the Additional Release will be made or commence to be paid on the first regular payroll date in the following taxable year that falls after the date the Additional Release becomes effective and enforceable.

6.	Voluntary Assent. Mr. Jensen affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Additional Release, and that he fully understands the meaning and intent of this Additional Release. Mr. Jensen states and represents that he has had an opportunity to fully discuss and review the terms of this Additional Release with an attorney. Mr. Jensen further states and represents that he has carefully read this Additional Release, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

Spring Bank Pharmaceuticals, Inc.

By:	/s/ Martin Driscoll

I hereby provide this Additional Release as of the date below and acknowledge that the execution of this Additional Release is in further consideration of the Severance Benefits. to which I acknowledge I would not be entitled if I did not enter into this Additional Release (provided, however, that if I die before the time I have been provided in which to execute this Additional

Release, I understand that the Severance Benefits will, to the extent permitted by law, be paid to my spouse if she is alive at that time, or to my estate, if she is not). I intend that this Additional Release become a binding agreement between the Company and me if I do not revoke my acceptance in seven (7) days.

/s/ Doug Jensen	August 27, 2015
Douglas Jensen	Date

Attachment B

SPRING BANK PHARMACEUTICALS, INC.

INVENTION AND NON-DISCLOSURE AGREEMENT

This Invention and Non-Disclosure Agreement (this “Agreement”) made this      day of May, 2015, is by and between Spring Bank Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Douglas Jensen (the “Employee”).

In consideration of the employment or continued employment of the Employee by the Company, and for other good and valuable consideration as set forth in the Transition Agreement to which this Agreement is attached as Attachment B, the Employee and the Company agree as follows:

Condition of Employment.

The Employee acknowledges that Employee’s employment and/or the continuance of that employment with the Company is contingent upon Employee’s agreement to sign and adhere to the provisions of this Agreement. The Employee further acknowledges that the nature of the Company’s business is such that protection of its proprietary and confidential information is critical to the survival and success of the Company’s business.

Proprietary and Confidential Information.

The Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include discoveries, ideas, inventions, products, product improvements, product enhancements, processes, methods, techniques, formulas, compositions, compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales costs, profits, pricing methods), personnel data, computer programs (including software used pursuant to a license agreement), customer, prospect and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of Employee’s duties as an employee of the Company) without written approval by an officer of the Company, either during or after Employee’s employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee. While employed by the Company, the Employee will use the Employee’s best efforts to prevent unauthorized publication or disclosure of any of the Company’s Proprietary Information.

The Employee agrees that all files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible or intangible material containing Proprietary Information, whether created by the Employee or others, which come into Employee’s custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of Employee’s duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of Employee’s employment for any reason. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

The Employee agrees that Employee’s obligation not to disclose or to use information and materials of the types set forth in paragraphs 2(a) and 2(b) above, and Employee’s obligation to return materials and tangible property, set forth in paragraph 2(b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company’s business.

Developments.

The Employee has attached hereto, as Exhibit A, a list describing all discoveries, ideas, inventions, improvements, enhancements, processes, methods, techniques, developments, software, and works of authorship, whether patentable or not, which were created, made, conceived or reduced to practice by the Employee prior to the Employee’s employment by the Company and which are owned by Employee, which relate directly or indirectly to the current or anticipated future business of the Company, and which are not assigned to the Company hereunder (collectively, “Prior Developments”); or, if no such list is attached, Employee represents that there are no Prior Developments. Employee agrees not to incorporate any Prior Developments into any Company product, material, process or service without prior written consent of an officer of the Company. If Employee does incorporate any Prior Development into any Company product, material, process or service, Employee hereby grants to the Company a non-exclusive, worldwide, perpetual, transferable, irrevocable, royalty-free, fully-paid right and license to make, have made, use, offer for sale, sell, import, reproduce, modify, prepare derivative works, display, perform, transmit, distribute and otherwise exploit such Prior Development and to practice any method related thereto.

The Employee will make full and prompt disclosure to the Company of all discoveries, ideas, inventions, improvements, enhancements, processes, methods, techniques, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by Employee or under Employee’s direction or jointly with others during Employee’s employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”). The Employee acknowledges that each original work of authorship which is made by the Employee (solely or jointly with others) within the scope of and during the period of Employee’s employment with the Company and which is protectable by copyright is a “work made for hire,” as that term is defined in the United States Copyright Act. The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all Employee’s right, title and interest in and to all Developments (other than Prior Developments listed on Exhibit A, if any) and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 3(b) shall not apply to Developments which do not relate to the business or research and development conducted or planned to be conducted by the Company at the time such Development is created, made, conceived or reduced to practice and which are made and conceived by the Employee not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 3(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

The Employee agrees to cooperate fully with the Company, both during and after Employee’s employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as Employee’s agent and attorney-in-fact to execute any such papers on Employee’s behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

Obligations to Third Parties.

The Employee represents that, except as the Employee has disclosed in writing to the Company on Exhibit A attached hereto, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of Employee’s employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. The Employee further represents that Employee’s performance of all the terms of this Agreement and the performance of Employee’s duties as an employee of the Company do not and will not conflict with or breach any agreement with any prior employer or other party (including, without limitation, any nondisclosure or noncompetition agreement), and that the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

Miscellaneous.

Equitable Remedies. The Employee acknowledges that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach or threatened breach of this Agreement is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach without posting a bond and the right to specific performance of the provisions of this Agreement and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

Disclosure of this Agreement. The Employee hereby authorizes the Company to notify others, including but not limited to customers of the Company and any of the Employee’s future employers or prospective business associates, of the terms and existence of this Agreement and the Employee’s continuing obligations to the Company hereunder.

Not Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment, does not imply that the Company will continue Employee’s employment for any period of time and does not change the at-will nature of Employee’s employment.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by Employee. The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

Waivers. No delay or omission, by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within the Commonwealth of Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in Employee’s duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed the Invention and Non-Disclosure Agreement as of the date and year first above written.

COMPANY:

Spring Bank Pharmaceuticals, Inc.

By:	/s/ David Arkowitz

EMPLOYEE:

/s/ Douglas Jensen
Douglas Jensen

SIGNATURE PAGE TO INVENTION AND NON-DISCLOSURE AGREEMENT

EXHIBIT A

LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP EXCLUDED

UNDER SECTION 3(A) OR CONFLICTING AGREEMENTS DISCLOSED UNDER SECTION 4

Title	Date	Identifying Number or Brief Description

Except as indicated above on this Exhibit A, I have no Prior Developments to disclose pursuant to Section 3(a) of this Agreement and no agreements to disclose pursuant to Section 4 of this Agreement

EMPLOYEE:

By:
Name:

Attachment C

SPRING BANK PHARMACEUTICALS, INC.

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) made this this     day of May, 2015, is by and between Spring Bank Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Douglas Jensen (the “Employee”).

For good consideration, including the consideration set forth in the Transition Agreement to which this Agreement is attached as Attachment C, and in consideration of the employment or continued employment of the Employee by the Company, the Employee and the Company agree as follows:

1. Non-Competition and Non-Solicitation.

Non-Competition and Non-Solicitation. While the Employee is employed by the Company and for a period of one (1) year after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly:

(i) in the geographical areas that the Company does business or has done business at the time of the Employee’s termination, engage or assist others in engaging in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business, including but not limited to any business or enterprise that develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service developed, manufactured, marketed, licensed, sold or provided, or planned to be developed, manufactured, marketed, licensed, sold or provided, by the Company while the Employee was employed by the Company; or

(ii) either alone or in association with others, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the actual or prospective clients, customers, accounts or business partners of the Company which were contacted, solicited, or served by the Company during the Employee’s employment with the Company; or

(iii) either alone or in association with others (i) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his or her employment or other engagement with the Company, or (ii) hire or recruit, or attempt to hire or recruit, or engage or attempt to engage as an independent contractor, any person who was employed or otherwise engaged by the Company at any time during the term of the Employee’s employment with the Company; provided, that this clause (ii) shall not apply to the recruitment or hiring or other engagement of any individual whose employment or other engagement with the Company has been terminated for a period of six months or longer.

Extension. If the Employee violates the provisions of any of the preceding paragraphs of this Section 1, the Employee shall continue to be bound by the restrictions set forth in such paragraph until a period of one (1) year has expired without any violation of such provisions.

Notice of New Business Activity. The Employee agrees that during the non-competition and non-solicitation period, the Employee will give notice to the Company of each new business activity the Employee plans to undertake, at least (10) business days prior to beginning any such activity. The notice shall state the name and address of the individual, corporation, association or other entity or organization (“Entity”) for whom such activity is undertaken and the name of the Employee’s business relationship or position with the entity. The Employee further agrees to provide the Company with other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Employee’s continued compliance with his/her obligations under this Agreement.

Miscellaneous.

Equitable Remedies. The Employee acknowledges that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach or threatened breach of this Agreement is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach without posting a bond and the right to specific performance of the provisions of this Agreement and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

Obligations to Third Parties. The Employee represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or any other party, or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. The Employee further represents that his/her performance of all the terms of this Agreement and the performance of his/her duties as an employee of the Company does not and will not conflict with or breach any agreement with any prior employer or other party (including, without limitation, any non-competition agreement).

Disclosure of this Agreement. For a period of one year after the termination or cessation of the Employee’s employment for any reason, the Employee agrees to notify any potential, prospective employer or prospective business associate, of the terms and existence of this Agreement and the Employee’s continuing obligations to the Company hereunder.

Not Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment, does not imply that the Company will continue his/her employment for any period of time and does not change the at-will nature of his/her employment.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him or her. The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

Interpretation. If any restriction set forth in Section 1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

Waivers. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within the Commonwealth of Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed the Non-Competition and Non-Solicitation Agreement as of the date and year first above written.

COMPANY: Spring Bank Pharmaceuticals, Inc.

By:	/s/ David Arkowitz

EMPLOYEE:

/s/ Douglas Jensen
Douglas Jensen